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                                                                  EXHIBIT 10.27



                             GREYSTONE CAPITAL, LTD.
                       9465 Wilshire Boulevard, Suite 625
                         Beverly Hills, California 90212

                                  July 30, 1996

Ms. Kathleen E. Terry
Norris Communications Corporation
12725 Stowe Drive
Poway, California 92064

Dear Kathy:

         This letter shall set forth the agreement by and between Norris Communications Corporation ("Norris") and Greystone Capital, Ltd. ("Greystone") with respect to the private placement of Norris Securities.

         1. Fee. In consideration of Greystone's efforts as a finder in this transaction, Norris agrees to pay Greystone a fee in cash at the close, which Greystone agrees to accept as its complete and final compensation for this transaction, as follows:

                  (a) The fee shall be an amount equal to 3.5% of the "Gross Funds" provided by the investors represented by Barry Globerman, Esq., which funds were transferred from the Barry Globerman escrow to the escrow account at City National Bank. The "Gross Funds" shall mean the amounts actually invested by the investors before the deduction of the 3% fee paid to Venture Guarantee or its affiliate, Select Capital Advisors, Inc. (For example, as of the date of this letter, the City National Bank escrow has received funds from the Barry Globerman, Esq. escrow account in the amount of $2,580,200. This amount reflected an actual investment by the investors of $2,660,000 before the deduction of the 3.5% fee paid to Venture Guarantee. Therefore, under this example, Greystone would be entitled to receive a finder's fee equal to 3.5% of $2,660,000 or $93,100.) The parties agree that the final figure will be calculated before the date of the close.
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Ms. Kathleen E. Terry
July 30, 1996
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                  (b) Norris agrees that said fees will be paid to Greystone at the close of the transaction directly from the escrow account at City National Bank. In this regard, Norris agrees to provide to City National Bank at least one day prior to the close an irrevocable instruction that the fee shall be paid directly from the escrow account at closing to Greystone's account at City National Bank (Acct #001121014).

         2.       Representations and Warranties of Greystone.

                  (a) Greystone hereby represents and warrants to Norris that:
(i) it is a corporation duly formed and validly existing under the laws of the State of California, with full power and authority to enter into this letter agreement and perform its obligations hereunder, (ii) all corporate action of Greystone necessary to be taken with respect to the entering into of this letter agreement and the performance of its obligations hereunder has been take, (iii) when fully executed by all parties, this letter agreement will constitute a legal, valid and binding instrument enforceable against Greystone in accordance with its terms, subject to bankruptcy, insolvency and other similar laws relating to the enforcement of creditors' rights generally.

                  (b) Neither the sale of the securities, nor the execution, delivery or performance of this letter agreement will result in a breach, violation or acceleration of, or constitute a default under, the terms of any indenture or other agreement or instrument to which Greystone is a party or by which it or its properties is bound or may be affected, that would materially and adversely affect its ability to perform its obligations under this letter agreement, or its ability to conduct its business as currently conducted.

                  (c) Any information provided in connection with the offering and any amendment thereof or supplement thereto, delivered by Greystone or its directors, officers, employees and agents in connection with the private placement to Norris, as of their respective dates and as of the closing date, did not and will not, include any untrue statement or a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (d) Greystone acknowledges and agrees that the offer and sale of the securities is being made in reliance upon the exemption from the registration requirements of Section 5 of the Securities Act of 1933 provided by Regulation D and other administrative rules and regulations interpreting Section 4(2) of the Securities Act of 1933 and the exemptive provisions of applicable securities laws. Greystone agrees not to violate Rule 502(c) prohibiting the use of general solicitation or general advertising in connection herewith.
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Ms. Kathleen E. Terry
July 30, 1996
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         3. Indemnification. Greystone agrees to indemnify and hold harmless
Norris and any of its officers, directors, counsel, employees and agents (collectively, "Indemnified Persons"), to the fullest extent lawful, from and against all claims, liabilities, losses, damages and expenses (or actions in respect thereto) to which such Indemnified Person may become subject related to or arising out of a breach by Greystone of the terms of this letter agreement (including its representations and warranties therein).

         4.       Confidentiality.

                  (a) Except with respect to prospective investors in the financing after the execution hereof, each party agrees that, without the prior written consent of the other party hereto, it and its officers, employees and agents will not disclose to any other person that the evaluation material or the financing documents have been made available hereunder or that discussions or negotiations are taking place concerning a transaction between the parties unless such disclosure is required by law, in which case the disclosing party or its representatives shall give the other prior reasonable notice of such disclosure. The term "Person" as used in this letter agreement shall be broadly interpreted to include, without limitation, any corporation, company, partnership, individual or other entity.

                  (b) All written or other information of any kind or type, disclosed, supplied or revealed by or received from Norris to or by Greystone relating to the products, business plans, financial condition or business relationships shall be considered the Norris' proprietary information (the "Proprietary Information"), except to the extent that such information is within the public domain at the time of Norris' disclosure to Greystone or subsequently becomes in the public domain through no action or fault of Greystone.

                  (c) Greystone covenants and agrees that it shall not, at any time during the term of this letter agreement and thereafter: (i) make any use whatsoever of any of the Proprietary Information except as may be necessary to perform this letter agreement, (ii) reproduce any of the Proprietary Information in any manner except as may be necessary to perform this letter agreement, or
(iii) disclose any of the Proprietary Information except as may be necessary to perform this letter agreement to any person or entity, all except as permitted by Norris in writing.

         5. Noncircumvention. Norris agrees that it will not circumvent Greystone's relationship with Venture Guarantee, Select Capital Advisors, Inc. or the investors provided by either of said parties (collectively, the "Greystone Parties") for the purpose of arranging future equity of debt funding for Norris for a period of one year. Norris agrees that the Greystone Parties are proprietary to Greystone.
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Ms. Kathleen E. Terry
July 30, 1996
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         6. Governing Law; Attorney's Fees. This agreement shall be governed under California law and in the event of a breach of this agreement, the prevailing party shall be entitled to recover reasonable attorney's fees and costs.

         Please confirm your agreement to the terms of this letter agreement by signing a copy of this letter where indicated below and returning it to us by fax.

                                       Sincerely,

                                       /s/ Nicholas Camilleri
                                       Nicholas Camilleri
                                       President

Agreed to and accepted this 31st day of July, 1996:

NORRIS COMMUNICATIONS CORPORATION

By: /s/ Kathleen E. Terry
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    Kathleen E. Terry, Chief Financial
    Officer